UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 14, 2011
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue, Glenview, IL		60026-1215
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 14, 2011, Illinois Tool Works Inc. (“ITW”) and ITW Finishing LLC (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Agreement”) to sell its finishing group of businesses to Graco Inc., Graco Holdings Inc. and Graco Minnesota Inc. (collectively the “Purchasers”).  Pursuant to the Agreement, the Sellers have agreed to sell the assets of its finishing group of businesses to the Purchaser in a $650 million cash transaction.  The sale is not expected to be completed until June 2011, at the earliest, to accommodate regulatory reviews.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is listed as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 14, 2011, ITW issued a press release regarding this transaction, a copy of which is attached as Exhibit 99.2 to this report.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Exhibit Description
99.1
Asset Purchase Agreement, dated April 14, 2011, by and among Graco Inc., Graco Holdings Inc., Graco Minnesota Inc., Illinois Tool Works Inc., and ITW Finishing LLC filed as Exhibit 2.1 to the Current Report on Form 8-K filed April 15, 2011 by Graco Inc. (Commission File No. 001-09249) and incorporated herein by reference.

	99.2	Illinois Tool Works Inc. Press Release, dated April 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: April 20, 2011	By: __________________________________________
James H. Wooten, Jr.
Senior Vice President, General Counsel & Secretary